COMMERCIAL LEASE

(LANDLORD SERVICES) ARTICLE 1.00 BASIC LEASE TERMS

1.01        Parties. This lease agreement ("Lease") is entered into by and between the following Lessor and Lessee:

Today Tristar. L.P.	("Lessor")
American Care Source Corporation, a	corporation ("Lessee").

1.02 Leased Premises. In consideration of the rents, terms, provisions and covenants of this Lease, Lessor hereby leases, lets and demises to the Lessee the following described premises ("Leased Premises"):

10, 000 SF (Approximate total sq. ft.)	10,000	(Approximate office area)	(Job no.)
Tristar Tech Center			(Name of building or project)

8080 Tristar Dr., Suite 100, Irving, Texas 75063                                     (Street address/suite number) (City, State, and Zip Code), located on the land shown on Exhibit "A" attached hereto and incorporated herein for all purposes.

Lessee acknowledges that the square footage of the Leased Premises is as set forth above.

1.03 Term. Subject to and upon the conditions set forth herein and except as provided in Article 6.00 below, the term of this Lease shall commence on Substantial Completion (as defined below) of the Shell Building Improvements (hereinafter defined) and Lessee Improvements (as hereinafter defined) pursuant to Section 6.01 hereof and Section 6.02 hereof, which the parties anticipate to be September 1, 1998 (the "Commencement Date") and shall terminate 60 months thereafter. Lessee agrees that Lessor will not be liable to Lessee if Substantial Completion does not occur by the Commencement Date, and Lessor's failure to achieve Substantial Completion by the Commencement Date will not affect this Lease or the obligations of Lessee hereunder. Unless due to Lessee delay, the Commencement Date will be delayed, however, until Substantial Completion, and the Lease term extended for a period equal to the delay in Substantial Completion. The Commencement Date shall not be delayed due to Lessee Delay. If Substantial Completion is delayed, Lessor and Lessee shall, upon Substantial, Completion execute an amendment to this Lease setting forth a Commencement Date and expiration date of the Lease. If Lessee enters the Leased Premises prior to the Commencement Date, Lessee shall execute and deliver to Lessor a Hold Harmless Agreement in a form provided by Lessor whereby Lessee releases Lessor from all liabilities, claims and causes of action arising out of any construction or other work performed at the Leased Premises and agrees to pay utility charges incurred by Lessee during such early possession. In addition, Lessee shall provide Lessor evidence of all risk, builders risk and such other insurance as may be required by Lessor insuring any work performed by Lessee and naming Lessor as an additional insured.

1.04 Base Rent, Security Deposit. Base rent is $7,250 per month. Security Deposit is $7,250.

1.05 Addresses.

Lessor's Address:	Lessee’s Address:

17400 Dallas Parkway, Suite #216	232 McKinney Avenue, Suite 840
Dallas, Texas	Dallas, Texas

1.06 Permitted Use. Office/Warehouse. ARTICLE 2.00 RENT

2.01 Base Rent. Lessee agrees to pay monthly as base rent during the term of this Lease without notice, demand, counter-claim, set-off or abatement, except as otherwise set forth herein, the sum of money set forth in Section 1.04 of this Lease, which amount is payable to Lessor at the address shown above. The monthly installment of rent is due and payable on the date of execution of this Lease by Lessee for the first month's rent and a like monthly installment is due and payable on or before the first day of each calendar month succeeding the Commencement Date during the term of this Lease; provided, if the Commencement Date should be a date other than the first day of a calendar month, the monthly rental set forth above will be prorated to the end of that calendar month and all succeeding installments of rent are payable on or before the first day of each succeeding calendar month during the term of this Lease. Lessee shall pay, as additional rent, all other sums due under this Lease.

2.02 Additional Rent. Lessee agrees to pay as additional rent, without deduction or setoff of any kind except as otherwise set forth herein, Lessee's pro rata share of all ad valorem taxes and installments of special assessments (including dues and assessments by means of deed restrictions and/or owner's associations) lawfully levied or assessed against the Building (as hereinafter defined) of which the Leased Premises are a part and any and all insurance required herein or which is standard for similar projects (specifically including fire and casualty, commercial general liability and rent loss insurance). Said ad valorem taxes, assessments and insurance shall be prorated and paid on or before the first day of every month commencing on the Commencement Date, in advance, as additional rent. The proration shall be based upon Lessor's estimate of ad valorem taxes, assessments and insurance for the current calendar year, provided, that in the event Lessor is required under a mortgage, deed of trust, underlying lease or loan agreement covering the Building to escrow ad valorem taxes, assessments or insurance, Lessor may but shall not be obligated, to use the amount required to be escrowed as a basis for its estimate. There will be an annual accounting as to actual ad valorem taxes, assessments and insurance and appropriate payment or credits made. To the extent the Commencement Date or termination date of the Lease is not on the first day of the calendar year or last day of the calendar year respectively, Lessees liability for ad valorem taxes, assessments and insurance shall be subject to a pro rata adjustment based on the number of days of any such year during which the Term is in effect. Lessee shall have the right at its expense to contest or appeal by appropriate proceedings any value assessment rendered by applicable taxing authorities and Lessor shall cooperate to the extent reasonably necessary in such contest or appeal. To the extent the Leased Premises are part of a multi-occupancy building, Lessee shall pay a pro rata share of such ad valorem taxes, assessments and insurance, such pro rata share to be equal to the product obtained by multiplying the total of such real property taxes assessments and insurance by a fraction, the numerator of

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which shall be the number of square feet of floor area of the Leased Premises and the denominator of which shall be the number of square feet of floor area in the Building of which the Leased Premises are a part.

2.03 Operating Expenses. Lessee agrees to pay, as additional rent, Lessee's pro rata share (as determined by the formula set forth in Section 2.02 above) of Lessor's Operating Expenses for the Building without deduction or set-off of any kind except as otherwise set forth herein. Lessor may invoice Lessee monthly for Lessee's pro rata share of the estimated Operating Expenses for each calendar year, which amount shall be adjusted from time-to-time based upon anticipated Operating Expenses. Within four months following the close of each calendar year, Lessor shall provide Lessee an accounting showing in reasonable detail all computations of additional rent due under this Section. In the event the accounting shows that the total of the monthly payments made by Lessee exceeds the amount of additional rent due by Lessee under this Section, such amount shall be credited against the next required payment of base rent. In the event the accounting shows that the total of the monthly payments made by Lessee is less than the amount of additional rent due by Lessee under this Section, the account shall be accompanied by an invoice for the additional rent. If this Lease shall terminate on a day other than the last day of a calendar year, the amount of any additional rent payable by Lessee applicable to the year in which such termination shall occur shall be prorated on the ratio that the number of days from the commencement of the calendar year to and including the termination date bears to 365. Provided Lessee is not in default of any terms of this Lease, Lessee shall have the right, at its own expense, to audit Lessor's books relevant to the additional rent payable under this Section. With respect to such audit, Lessee 1) may review Lessor's books during office hours, 2) must perform such audit at the location of Lessor's books, 3) must request such audit within six (6) months of receipt of its annual reconciliation of Operating Expenses, 4) must deliver to Lessor a copy of the results of such audit, 5) may not audit the same calendar year more than one time. If, as a result of such audit, it is determined that the Operating Expenses have been overstated by 3% or more, Lessor shall be required to reimburse Lessee for the costs of such audit. Assignees of Lessee may only audit periods for which they occupy the Leased Premises and subtenants of Lessee shall have no audit rights. Lessee agrees to pay any additional rent due under this Section within ten (10) days following receipt of the invoice or accounting showing additional rent due.

2.04 Definition of Operating Expenses. The term "Operating Expenses" includes all expenses incurred by Lessor with respect to the maintenance and operation of the Building, including, but not limited to, the following: maintenance, repair and replacement costs; security; wages and benefits payable to employees of Lessor to the extent their duties are directly connected with the operation and maintenance of the Building; all services, utilities for common areas, supplies, repairs, replacement or other expenses for maintaining and operating the common parking and plaza areas; the cost, amortized over its useful life, of any expense required to be capitalized under GAAP principles and any capital improvement made to the Building by Lessor after the date of this Lease, whether required under any governmental law or regulation or otherwise; and the cost, amortized over its useful life, of installation of any device or other equipment to the extent it improves the operating efficiency of any system within the Leased Premises and thereby reduces Operating Expenses, provided that, prior to installing any such device or equipment Lessor will inform Lessee of such installation and the estimated cost savings. The term Operating Expenses does not include the following: income and franchise taxes of Lessor; expenses incurred in leasing to or procuring of lessees, leasing commissions, advertising expenses and expenses for the renovating of space for new lessees; interest or principal payments

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on any mortgage or other indebtedness of lessor; compensation paid to any employee of Lessor other than maintenance and property management personnel to the extent these services are directly associated with the operation and maintenance of the Building; any depreciation allowance or expense (except for depreciation of capital improvements and equipment specifically included within the definition of Operating Expenses); or operating expenses which are the responsibility of Lessee or any other lessee of the Building; or expenses (herein called "Defect Expenses") incurred as a result of or caused by latent defects, punch list items, or Lessor's failure to construct the Shell Building Improvements or Lessee Improvements in accordance with the requirements of this Lease and substantially in accordance with the Final Shell Plans and Speculations and Lessee Improvements Final Plans and Specifications as provided herein (such items being herein called "Defects"); operating expenses otherwise caused by or resulting from Lessor's breach of its obligations under the Lease.

2.05 Late Payment Charge. Other remedies for nonpayment of rent notwithstanding, if the monthly rental payment is not received by Lessor on or before the fifth day of the month for which the rent is due, or if any other payment due Lessor by Lessee is not received by Lessor on or before the fifth day of the month next following the month in which Lessee was invoiced, Lessee agrees to pay a late payment charge of five percent (5%) of such past due amount in addition to such amounts owed under this Lease. In addition, Lessor is entitled to charge one-hundred dollars ($100.00) for each check or payment which is not honored by Lessee's bank. Said charge is in addition to any other amounts owed under this Lease.

2.06 Security Deposit. The security deposit set forth above will be held by Lessor for the performance of Lessee's covenants and obligations under this Lease, it being expressly understood that the deposit is not an advance payment of rental or a measure of Lessor's damage in case of default by Lessee. Upon the occurrence of any event of default by Lessee or breach by Lessee of Lessee's covenants under this Lease, Lessor may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to make good any arrears of rent, or to repair any damage or injury, or pay any expense or liability incurred by Lessor as a result of the event of default or breach of covenant, and any remaining balance of the security deposit will be returned by Lessor to Lessee within a reasonable period of time following termination of this Lease. If any portion of the security deposit is so used or applied, Lessee shall upon ten days written notice from Lessor, deposit with Lessor by cash or cashier's check an amount sufficient to restore the security deposit to its original amount.

2.07 Holding Over. In no event may Lessee remain in the Leased Premises following the expiration or termination of this Lease without Lessor's prior written consent. If Lessee does not vacate the Leased Premises upon the expiration or termination of this Lease, Lessee agrees that it will be a tenant at will for the holdover period and that all of the terms and provisions of this Lease are applicable during that period, except that Lessee shall pay Lessor as base rental for the period of such holdover an amount equal to two times the base rent being paid by Lessee immediately prior to the expiration or termination of the Lease. Lessee agrees to vacate and deliver the Leased Premises to Lessor immediately upon Lessee's receipt of notice from Lessor to vacate. Such notice may be given pursuant to the notice provisions of Section 14.07 herein. Lessee agrees to pay the rental payable during the holdover period to Lessor on demand. No holding over by Lessee, whether with or without the consent of Lessor and notwithstanding receipt by Lessee of an invoice from Lessor for holdover rent, will extend the term of this Lease.

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Additionally, Lessee shall pay to Lessor all damages sustained by Lessor as a result of such holding over by Lessee.

ARTICLE 3.00 OCCUPANCY AND USE

3.01 Use. Lessee warrants and represents to Lessor that the Leased Premises may be used and occupied only for the purpose as set forth in Section 1.06. Lessee shall occupy the Leased Premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create a nuisance. Lessee shall not permit any operation which emits any odor or matter which intrudes outside the Leased Premises, attracts rodents, use any apparatus or machine which makes undue noise or otherwise interfere with, annoy or disturb any other party outside the Leased Premises. Lessee shall neither permit any waste on the Leased Premises nor allow the Leased Premises to be used in any way which would, in the reasonable opinion of Lessor, be extra hazardous on account of fire or which would in any way increase or render void the fire insurance on the Building.

3.02 Signs. No sign of any type or description may be erected, placed or painted in or about the Leased Premises or project, including those advertising the Leased Premises for sublease, except those signs submitted to Lessor in writing and approved by Lessor in writing and which signs are in conformance with Lessor's sign criteria established for the Leased Premises, and applicable governmental requirements and limitations (including any applicable restrictive covenants Such permitted signs must be removed by Lessee in accordance with the conditions allowing their erection or upon expiration or termination of the Lease at Lessee's sole cost and expense.

3.03 Compliance with Laws, Rules and Regulations. Lessee, at Lessee's sole cost and expense (except as provided in Section 2.04 hereof), shall comply with all laws, ordinances, orders, rules and regulations now in effect or enacted subsequent to the date hereof by state, federal, municipal or other agencies or bodies having jurisdiction over Lessee or the use, condition and occupancy of the Leased Premises except that Lessor shall be responsible for construction of the Shell Building Improvements and Lessee Improvements in compliance therewith as of the Commencement Date. Lessee will comply with the rules and regulations of the Building adopted by Lessor which are set forth on a schedule attached to this Lease. At any time, Lessor may change and amend the rules and regulations in any reasonable manner as may be deemed advisable for the safety, care, cleanliness, preservation of good order and operation or use of the Building or the Leased Premises. All changes and amendments to the rules and regulations of the Building will be sent by Lessor to Lessee in writing and must thereafter be carried out and observed by Lessee.

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3.04 Warranty of Possession. Lessor warrants that it has the right and authority to execute this Lease, and Lessee, upon payment of the required rents and subject to the terms, conditions, covenants and agreements contained in this Lease, is entitled to possession of the

Leased Premises during the full term of this Lease as well as any extension or renewal thereof Lessor is not responsible for the acts or omissions of any other lessee or third party that may interfere with Lessee's use and enjoyment of the Leased Premises.

3.05 Inspection. Lessor or its authorized agents may at any and all reasonable times enter the Leased Premises to inspect the same, conduct tests, environmental audits or other

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procedures to determine Lessee's compliance with the terms hereof; to supply any other service to be provided by Lessor; to show the Leased Premises to prospective purchasers, lessees, or mortgagees; to alter, improve or repair the Leased Premises or any other portion of the Building or for any other purpose Lessor deems reasonably necessary. LESSEE HEREBY WAIVES ANY CLAIM FOR DAMAGES FOR INJURY OR INCONVENIENCE TO OR INTERFERENCE WITH LESSEE'S BUSINESS, ANY LOSS OF OCCUPANCY OR USE OF THE LEASED PREMISES, AND ANY OTHER LOSS OCCASIONED THEREBY INCLUDING CLAIMS RESULTING FROM THE NEGLIGENCE OF LESSOR. Lessee shall not change Lessor's lock system or in any other manner prohibit Lessor from entering the Leased Premises. Lessor is entitled to use any and all means which Lessor may deem proper to open any door in an emergency without liability therefore. During the final one-hundred eighty days of the Lease term, Lessor or its authorized agents have the right to erect or maintain on or about the Leased Premises or the Building customary signs advertising the Leased Premises for lease or sale.

3.06 Hazardous Waste. The term "Hazardous Substances," as used in this Lease means pollutants, contaminants, toxic or hazardous wastes, or any other substances, the use and/or the removal of which is required or the use of which is regulated, restricted, prohibited or penalized by any "Environmental Law," which term means any federal, state or local law, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of the environment. Lessee hereby agrees that (i) no activity will be conducted on the Leased Premises that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Lessee's business activities (the "Permitted Activities"), provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Lessor; Lessee shall obtain all required permits and pay all fees and conduct any testing required by any governmental agency; (ii) the Leased Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Lessee's business (the "Permitted Materials") provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Lessor; Lessee shall obtain all required permits and pay all fees and conduct any testing required by any governmental agency in connection with the Permitted Materials; (iii) no portion of the Leased Premises or Building will be used as a landfill or a dump; (iv) Lessee will not install any underground or above ground tanks of any type; (v) Lessee will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (vi) Lessee will not permit any Hazardous Substances to be brought onto the Leased Premises or Building, except for the Permitted Materials, and if so brought or found located thereon, the same must be immediately removed, with proper disposal, and all required cleanup procedures must be diligently undertaken pursuant to all Environmental Laws. Lessor or Lessor's representative's may, but are not required to, enter the Leased Premises for the purpose of inspecting the storage, use and disposal of Permitted Materials to ensure compliance with all Environmental Laws. Should it be determined, in Lessor's sole opinion, that said Permitted Materials are being improperly stored, used, or disposed of, then Lessee shall immediately take such corrective action as requested by Lessor. Should Lessee fail to take such corrective action within twenty-four (24) hours, Lessor has the right to perform such work and Lessee shall promptly reimburse Lessor for any and all costs associated with said work. If at any time during or after the term of the Lease, the Leased Premises or Building are found to be so contaminated or subject to said conditions as a result of Lessees breach of the terms of this Lease, Lessee shall diligently institute proper and thorough cleanup procedures at Lessee's sole cost. Before taking any action to comply with Environmental

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Laws or to clean up Hazardous Substances contaminating the Leased Premises or Building, Lessee shall submit to Lessor a plan of action, including any and all plans and documents required by any Environmental Law to be submitted to a governmental authority (collectively a "plan of action"). Before Lessee begins the actions necessary to clean up contamination from Hazardous Substances, Lessor must have (1) approved the nature, scope and timing of the plan of action, and (2) approved any and all covenants and agreements to affect the plan of action. Lessee agrees to indemnify and hold Lessor harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Leased Premises or Building by Lessee. The foregoing indemnification and the responsibilities of Lessee survive the termination or expiration of this Lease.

Lessee represents that there are no Permitted Materials to be stored in or upon the Leased Premises. In no event will any Permitted Materials be stored in or upon the Leased Premises without Lessor's prior written consent.

3.07 Certificate of Occupancy. Upon occupancy of the Leased Premises, Lessee, at its sole cost and expense, is required to obtain a Certificate of Occupancy (the "CO") or a temporary certificate of occupancy if appropriate from the municipality in which the Leased Premises are located. Failure of Lessee to obtain and deliver the CO to Lessor upon occupancy is a default which entitles Lessor to pursue the remedies set forth in Article 11.02 of this Lease unless Lessee's inability to obtain a CO is due to a default by Lessor of its obligations under this Lease.

ARTICLE 4.00 UTILITIES AND SERVICE

4.01 Building Services. Lessor shall provide the normal utility service connections to the Building. Lessee agrees to pay directly to the appropriate supplier the cost of all utility services to the Leased Premises, including, but not limited to, security deposits, initial connection charges, all charges for gas, electricity, telephone, water, sprinkler monitoring devices, sanitary and storm sewer service, refuse or garbage collection, and for all electric lights and security systems. Lessee shall pay all costs caused by Lessee in introducing excessive pollutants or solids other than ordinary human waste into the sanitary sewer system, including permits, fees and charges levied by any governmental subdivision for any such pollutants or solids. Lessee is responsible for the installation and maintenance of any dilution tanks, holding tanks, settling tanks, sewer sampling devices, sand traps, grease traps or similar devices as may be required by any governmental subdivision for Lessee's use of the sanitary sewer system. Lessor is not required to pay for any utility services, supplies or upkeep in connection with the Leased Premises or Building. Lessee agrees that cessation of any of these defined services will not render Lessor liable in any respect for damages to either person or property, be construed as an eviction of Lessee, work an abatement of rent or relieve Lessee from fulfillment of any covenant in this Lease.

4.02 Theft or Burglary. Lessee agrees that Lessor is not, be liable to Lessee for losses to Lessee's property or persona' injury caused by criminal acts or entry by unauthorized persons into the Leased Premises. Lessee is responsible for the cost of repairs of damage and restoration of the Leased Premises following any such act.

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ARTICLE 5.00 REPAIRS AND MAINTENANCE

5.01 Existing Conditions. On the Commencement Date, Lessee shall be deemed to have accepted the Leased Premises in their then existing condition except for latent defects and other matters reflected on a punch list prepared by Lessee; provided that, Lessee's acceptance of the Leased Premises shall not relieve Lessor from any maintenance and repair obligations under this Lease. Lessee acknowledges that neither Lessor nor any agent of Lessor has made any warranty or representation of any kind, either express or implied as to the condition of the Leased Premises or the suitability of the Leased Premises for Lessee's intended use. The taking of the possession of the Leased Premises by Lessee is intended by the parties to be conclusive evidence that Lessee accepts the Leased Premises and Lessor has complied with its obligations of Section 6.01 herein except for Defects. Prior to taking occupancy of the Leased Premises, Lessee shall sign a copy of the space plan of the Leased Premises acknowledging its condition on the date thereof (unless Lessor waives such requirement) and execute Lessor's Standard Tenant Acceptance of Premises form accepting such condition except for Defects.

5.02 Repairs; Lessor's Cost. Notwithstanding anything to the contrary herein contained, Lessor shall be responsible for (at Lessor's sole cost and expense) (i) completion of all punch list items as described in Section 6.05(d) hereof, (ii) repair or replacement necessary due to Lessor's failure to construct the Shell Building Improvements or Lessee Improvements substantially as provided in the Final Shell Plans and Specifications and Lessee Improvements Final Plan and Specifications in compliance with all applicable laws as of the Commencement Date, and (iii) Defects (as defined in Section 2.04 above).

5.03 Repair and Maintenance; Lessee Cost. Except as provided in Section 5.02 hereof, Lessor, as an Operating Expense, covenants and agrees to take good care of, repair and maintain the exterior of the Leased Premises, including, without limitation, the roof, walls, flooring and supports, as well as all driveways, pathways, roadways, sidewalks, curbs, spur tracks, parking areas, loading areas, landscaped areas, entrances and passageways in good order and repair and shall remove all accumulated snow, ice and debris from any and all driveways, pathways, roadways, sidewalks, curbs, parking areas, loading areas, entrances and passageways within a reasonable time. When used in this Article 5, "repairs" shall include all necessary replacements, renewals, alterations, additions and betterments. The necessity for or adequacy of maintenance and repairs shall be measured by the standards which are appropriate for improvements of similar construction and class.

5.04 Lessee Damages. Lessee shall not allow any damage to be committed on any portion of the Leased Premises or Building, and at the termination of this Lease, by lapse of time or otherwise, Lessee shall deliver the Leased Premises to Lessor in as good condition as existed at the Commencement Date of this Lease, ordinary wear and tear and casualty loss excepted. Lessor's standard move-out checklist will be followed by Lessee to ensure compliance with this provision. The cost and expense of any repairs necessary to restore the condition of the Leased Premises must be borne by Lessee. Should Lessor be required to expend any sums to ensure compliance with this Section 5.04, Lessee shall reimburse Lessor within ten (10) days of receipt of notice from Lessor.

5.05 Maintenance Contract. Lessor may, as a Operating Expenses, during the term of this Lease maintain a regularly scheduled preventative maintenance/service contract on an annual

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basis with a maintenance contractor for the servicing of all sprinkler systems, hot water, heating and air conditioning systems and equipment within or servicing the Leased Premises.

ARTICLE 6.00 ALTERATIONS AND IMPROVEMENTS

6.01 Lessor Improvements. Prior to Lessee's occupancy, Lessor shall, at its own cost and expense, construct the Building and improvements (the "Shell Building Improvements") as set forth in the plans approved by Lessor and Lessee as provided below. The Shell Building Improvements shall only include the items set forth in Exhibit "C" attached hereto and incorporated herein for all purposes. Prior to the date set forth on the Schedule attached hereto as Exhibit "B", Lessor shall prepare and deliver to Lessee plans and specifications for the construction of the improvements for Lessee's approval, such approval not to be unreasonably withheld. Within ten days from receipt by Lessee of the plans and specifications, Lessee shall either execute a copy of the plans and specifications or notify Lessor of changes requested by Lessee. Lessor shall take Lessee's changes into consideration, such approval not to be unreasonably withheld, in redrafting the plans and specifications. The foregoing process shall continue until either the parties mutually agree upon the plans and specifications or the Lessor shall, in good faith, deliver written notice to the Lessee that additional changes shall not be accepted (such plans and specifications being herein called the "Final Shell Plans and Specifications"). If Lessee fails to execute the Final Shell Plans and Specifications within five days from receipt thereof, Lessor may, in its sole discretion, declare this Lease canceled or notify Lessee that the base rent commences on the completion date even though the improvements to be constructed by Lessor may not be complete. Except for immaterial field changes, modifications to the Final Shell Plans and Specifications must be made and accepted only by written change order or agreement signed by Lessor and Lessee and will constitute an amendment to this Lease. Lessee shall be responsible for payment in advance of all work and construction resulting from changes in the Final Shell Plans and Specifications requested by Lessee. The Final Shell Plans and Specifications (when approved by Lessor and Lessee) are incorporated in this Lease by reference. For the purpose of this Section, an "immaterial field change" shall mean such field changes which are required by any governmental authority or changes which (i) do not affect the size, configuration, structural integrity, quality, character, architectural appearance and standard of workmanship contemplated in the Final Shell Plans and Specifications, (ii) will not result in any default in any obligation to any person or violation of any governmental requirements, and (iii) the cost of or reduction resulting from any single field change or extra does not exceed $10,000 and the aggregate amount of all such changes and extras does not exceed $50,000. Lessor agrees to construct the improvements substantially in accordance with the Final Shell Plans and Specifications, in a good and workmanlike manner and in full compliance with all provisions of federal, state and local authorities having jurisdiction over the Leased Premises.

6.02 Initial Lease Improvements.

(a) Lessee Improvements. Lessor and Lessee shall meet to discuss the design and construction of those improvements desired by Lessee other than the Shell Building Improvements, such improvements including, but not being limited to, M.E.P. systems, computer flooring, interior walls, wall coverings, window treatments, and floor coverings (the "Lessee Improvements"). Lessee shall prepare preliminary plans and specifications for construction of the Lessee Improvements desired by Lessee and shall deliver two (2) copies of such plans and specifications to Lessor. All preliminary and final plans and specifications for the Lessee

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Improvements shall be subject to Lessor's approval, which approval shall not be unreasonably withheld or delayed; provided, however, in no event shall such approval constitute approval for accuracy, completeness, quality or effectiveness of design, compliance with applicable laws or otherwise. After receipt of the preliminary plans and specifications, Lessor shall approve such plans and specifications or, within ten business (10) days after receipt thereof, deliver to Lessee in writing specific objections, together with its proposed solution to such problem and Lessee shall respond to said objections within ten (10) days after receipt of Lessor's comments. Lessee shall take Lessor's objections into consideration, such approval not to be unreasonably withheld, in redrafting the plans and specifications. The foregoing process shall continue until the parties shall mutually agree upon the plans and specifications; such approved final plans and specifications for the Lessee Improvements being herein called the "Lessee Improvements Final Plans and Specifications". All costs involved in approving, drafting and preparing the Lessee Improvements Final Plans and Specifications shall be charged against the Improvement Allowance described in Section 3.03 hereof. Except for immaterial field changes, modifications to the Lessee Improvements Final Plans and Specifications must be made and accepted only by written change order or agreement signed by Lessor and Lessee and will constitute an amendment to this Lease. Lessee shall be responsible for payment in advance of all work and construction resulting from changes in the Lessee Improvements Final Plans and Specifications requested by Lessee. The Lessee. Improvements Final Plans and Specifications (when approved by Lessor and Lessee) are incorporated in this Lease by reference. For the purpose of this Section, an "immaterial field change" shall mean such field changes which are required by any governmental authority or changes which (i) do not affect the size, configuration, structural integrity, quality, character, architectural appearance and standard of workmanship contemplated in the Lessee Improvements Final Plans and Specifications, !ii) will not result in any default in any obligation to any person or violation of any governmental requirements, and (iii) the cost of or reduction resulting from any single field change or extra does not exceed $10,000 and the aggregate amount of all such changes and extras does not exceed $50,000.

(b) Lessor shall cause the Lessee Improvements to be completed in a good and workmanlike manner, in accordance with all applicable laws and regulations, and in substantial accordance with the Lessee Improvements Final Plans and Specifications.

(c) Lessee shall bear the costs and expenses of design fees, 5% construction management fee, purchasing and constructing the Lessee Improvements; provided, however, that Lessor shall provide Lessee with an improvement allowance of $12.00 psf (the "Improvement Allowance"). The Improvement Allowance shall be paid out from time to time directly to Lessee's architect and/or space planner and to third party contractors as the Lessee Improvements progress. No unused portion of the Improvement Allowance shall be used as an offset against other liabilities of Lessee to Lessor under this Lease or for any use other than as set forth herein. Lessee shall pay those costs of construction of the Lessee Improvements in excess of the Improvement Allowance, if any, and such amounts shall be paid by Lessee to Lessor within ten (10) days following receipt by Lessee of a written request therefore from Lessor.

6.03 Additional Lessee Improvements. Except as provided in Section 6.02 above, Lessee shall not make or allow to be made any alterations or physical additions in or to the Leased Premises without complying with all local, state and federal ordinances, laws, statutes and without first obtaining the written consent of Lessor, which consent may in the sole and absolute discretion of Lessor, be denied. In any event, Lessee shall provide Lessor with a copy of the plans and specifications for any such alterations or improvements. Any alterations, physical additions or

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improvements to the Leased Premises (including Lessee Improvements) made by Lessor or Lessee become the property of Lessor and must be surrendered to Lessor upon the termination of this Lease without credit to Lessee; provided, however, Lessor, at its option, may require Lessee to remove any physical additions and/or repair any alterations in order to restore the Leased Premises to the condition existing at the time Lessee took possession, all costs of removal and/or alterations to be borne by Lessee provided that, Lessee shall not be required to remove any Lessee Improvements or any subsequent improvements if Lessor agrees at the time of approval thereof that they do not have to be so removed. This clause does not apply to moveable equipment or furniture owned by Lessee, which may be removed by Lessee at the end of the term of this Lease if Lessee is not then in default, if such equipment and furniture are not then subject to any other rights, liens and interest of Lessor and such removal can be accomplished without material damage to the Leased Premises and, if there shall exist any damage caused by such removal, such damage shall be repaired by Lessee. Upon completion of any such work by Lessee, Lessee shall provide Lessor with "as built plans", copies of all construction contracts and proof of payment for all labor and materials. To defer the cost to Lessor associated with Lessee Improvements constructed pursuant to Section 6.02 above or any improvements constructed under this Section 6.03, and confirming that such improvements are in accordance with the terms of this Lease and comply with all applicable codes and ordinances, Lessee shall pay to Lessor a construction management fee equal to ten percent (10%) of the cost of such improvements. One-half of such fee must be paid prior to commencement of such improvements and the balance upon completion thereof.

6.04 Mechanics Lien. Lessee will not permit any mechanic's or materialman's lien(s) or other lien to be placed upon the Leased Premises or the Building and nothing in the Lease is intended in any way to constitute the consent by (or request of) Lessor, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Leased Premises, or any part that would give the rise to any mechanic's or materialman's or other lien against the Leased Premises. In the event any such lien attaches to the Leased Premises, then, -in addition to any other right or remedy of Lessor, Lessor may, but is not obligated to, obtain the release or otherwise discharge the same. Any amount paid by Lessor for any of the aforesaid purposes must be paid by Lessee to Lessor on demand as additional rent.

6.05 Delays.

(a) Attached hereto as Exhibit "B" and incorporated herein for all purposes is a design schedule (the "Schedule") which sets forth the design approval deadlines of Lessor and Lessee. Lessor and Lessee acknowledge that strict adherence to the Schedule is essential for an orderly and timely completion of the Shell Building Improvements and the Lessee Improvements.

(b) Force Majeure. "Force Majeure" delay shall mean a delay caused by reason of fire, acts of God, unreasonable delays in transportation, embargo, weather, strike, other labor disputes, governmental preemption of priorities or other controls in connection with a national or other public emergency, or shortages of fuel, supplies or labor or any similar cause not within the reasonable control of the party claiming the benefits of any Force Majeure provisions. The party claiming the benefits of any Force Majeure provisions shall be required (as a condition to the effectiveness thereof) to provide written notice of the occurrence of such Force Majeure event within ten (10) days following such occurrence.

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(c) Lessor and Lessee Delay. The terms "Lessor Delays", "Delays caused by Lessor", "Lessee Delay" or "Delays caused by Lessee" shall mean delay in completion of construction of the Shell Building Improvements or the Lessee Improvements caused by:

(i) Unless due to the acts or omissions of the other party or such party's agents, employees or contractors, the respective party's failure to perform its design approval obligations by the dates or within the time periods shown in the Schedule or its construction period obligations by the dates or within the time periods shown in Section 6.01 or 6.02 of this Lease; and

(ii) Any subsequent changes, modifications, or alterations to the Final Shell Plans and Specifications or the Final Lessee Improvements Plans and Specifications which reasonably cause delay in the completion thereof.

"Lessee Delay" or "Delays caused by Lessee" shall also mean delays due to the scope and extent of the Lessee Improvements to be constructed by Lessor. For purposes of determining Lessee Delay under this Section 6.05(c), the Lessor must provide notice to Lessee of the existence of excessive Lessee Improvements, special design or construction considerations or other matters which will extend the time necessary for the construction of the Lessee Improvements beyond three (3) days; such notice to be provided by Lessor to Lessee together with Lessor's delivery of approval and/or objections to Lessee's plans and specifications for the Lessee Improvements from time-to-time. Such notice shall specify the reasons for the delay and the estimated length of delay and, unless the Lessee's plans and specifications are modified to eliminate such items, the estimated length of the delay shall be included as a Lessee Delay. For purposes of determining delay, the terms Lessor and Lessee shall include their respective contractors, agents and employees. In addition, the party claiming the benefits of such delay shall be required (as a condition to the effectiveness thereof) to provide written notice of the occurrence of such delay within ten (10) days following such occurrence.

(d)	"Substantial Completion" shall mean that time when the following conditions are satisfied:

(i) Lessor secures and delivers to Lessee the required temporary or permanent certificate of occupancy, final inspection report or the substantial equivalent under applicable state or local law relative to the Shell Building Improvements and the Lessee Improvements.

(ii) The construction is completed in accordance with the Final Shell Plans and Specifications and the Lessee Improvements Final Plans and Specifications as acknowledged by Lessor's architect in writing to Lessee, subject to normal punch list items which will not materially interfere with Lessee's ability to utilize the Leased Premises for its intended purposes.

ARTICLE 7.00 CASUALTY AND INSURANCE

7.01        Substantial Destruction. If the Leased Premises are totally destroyed by fire or other casualty or if the Leased Premises are damaged so that rebuilding cannot reasonably be

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completed within one hundred fifty days after the date of written notification by Lessee to Lessor of the destruction, this Lease tenants at the election of Lessor and if so terminated and the rent for the unexpired portion of the Lease abated, effective as of the date of the written notification.

7.02 Partial Destruction. If the Leased Premises are partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within one hundred eighty (180) days from the date of written notification by Lessee to Lessor of the destruction, this Lease will not terminate, and Lessor shall at its sole risk and expense proceed with reasonable diligence to rebuild or repair the Building or other improvements to substantially the same condition in which they existed prior to the damage, provided, Lessor has no obligation to repair or rebuild Lessee's furniture, fixtures or personal property. If the destruction was caused by an act or omission of Lessee, its employees, agents, or invitees, Lessee shall pay Lessor the difference between the actual cost of rebuilding or repairing the Leased Premises and any insurance proceeds received by Lessor. If the Leased Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by any act or negligence of Lessee, its agents, employees, invitees or those for whom Lessee is responsible, the rent payable under this Lease during the period for which the Leased Premises are untenantable will be adjusted to such an extent as may be fair and reasonable under the circumstances. If Lessor fails to complete the necessary repairs or rebuilding within one hundred fifty days from the date of written notification by Lessee to Lessor of the destruction, Lessee may at its option terminate this Lease by delivering written notice of termination to Lessor, whereupon all rights and obligations under this Lease cease to exist. If any damage or destruction occurs to the Leased Premises during the last twenty-four (24) months of the Lease term, Lessor may elect to terminate this Lease as of the date Lessee notifies Lessor of such damage.

7.03 Property Insurance. Lessor shall at all times during the term of this Lease maintain a policy or policies of insurance with the premiums paid in advance, issued by and binding upon some solvent insurance company, insuring the Building against all risk of direct physical loss in an amount equal to the full replacement cost of the Building structure and its improvements as of the date of the loss, providing protection against all perils, including, without limitations fire, extended coverage, vandalism, malicious mischief, a standard mortgagee clause and rental coverage; provided, Lessor is not obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Lessee upon or within the Leased Premises, any fixtures installed or paid for by Lessee upon or within the Leased Premises, or any improvements which Lessee may construct on the Leased Premises. The rental insurance policy will be for the full rental value for a period of one year, which insurance also covers real estate taxes, insurance and other amounts which might be due Lessor from Lessee pursuant to the terms of this Lease. Lessee agrees that it is not entitled to the proceeds of any policy of insurance maintained by Lessor even if the cost of such insurance is borne by Lessee as set forth in Article 2.00.

7.04 Waiver of Subrogation. ANYTHING IN THIS LEASE TO THE CONTRARY NOT WITHSTANDING, LESSOR AND LESSEE HEREBY WAIVE AND RELEASE EACH OTHER OF AND FROM ANY AND ALL RIGHT OF RECOVERY, CLAIM, ACTION OR CAUSE OF ACTION, AGAINST EACH OTHER, THEIR AGENTS, OFFICERS AND EMPLOYEES, FOR ANY LOSS OR DAMAGE THAT MAY OCCUR TO THE LEASED PREMISES, IMPROVEMENTS TO THE BUILDING OF WHICH THE LEASED PREMISES ARE A PART, OR PERSONAL PROPERTY WITHIN THE BUILDING, BY REASON OF FIRE, EXPLOSION, OR ANY OTHER OCCURRENCE,

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REGARDLESS OF CAUSE OR ORIGIN, INCLUDING NEGLIGENCE OF LESSOR OR LESSEE AND THEIR AGENTS, OFFICERS AND EMPLOYEES. LESSOR AND LESSEE AGREE IMMEDIATELY TO GIVE THEIR RESPECTIVE INSURANCE COMPANIES WHICH HAVE ISSUED POLICIES OF INSURANCE COVERING ALL RISK OF DIRECT PHYSICAL LOSS, WRITTEN NOTICE OF THE TERMS OF THE MUTUAL WAIVERS CONTAINED IN THIS SECTION AND TO HAVE THE INSURANCE POLICIES PROPERLY ENDORSED, IF NECESSARY, TO PREVENT THE INVALIDATION OF THE INSURANCE COVERAGE BY REASON OF THE MUTUAL WAIVERS.

7.05 Hold Harmless. Lessor will not be liable to Lessee's employees, agents, invitees, licensees or visitors, or to any other person, for an injury to person or damage to property on or about the Leased Premises caused by any act or omission of Lessee, its agents, servants or employees, any tenant in the Building of which the Leased Premises are a part, or of any other person entering upon the Leased Premises under express or implied invitation by Lessee, the failure or cessation of any service provided by Lessor (including security service and devices or caused by leakage of gas, oil, water or steam or by electricity emanating from the Leased Premises). Lessee agrees to indemnify and hold harmless Lessor of and from any loss, attorney's fees, expenses or claims arising out of any such damage or injury.

7.06 Liability Insurance. Lessee shall at its sole expense, maintain at all times during the term of this Lease public liability insurance with respect to the Leased Premises and the conduct or operation of Lessee's business therein, naming Lessor and such other parties designated by Lessor, as an additional insured, with limits of not less than $2,000,000.00 for death or bodily injury to any one or more persons in a single occurrence and $500,000.00 for property damage. Lessee shall deliver a certificate of such insurance to Lessor on or before the Commencement Date and thereafter on an annual basis or from time to time upon request. Such policy must expressly provide that the policy will not be canceled or altered without thirty (30) days prior written notice to Lessor and will remain in effect until such notice has been given to Lessor and such period of thirty (30) days has expired.

ARTICLE 8.00 CONDEMNATION

8.01 Substantial Taking. If all or a substantial portion of the Leased Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Leased Premises or the Building of which the Leased Premises are a part for the purpose for which it is then being used, then Lessor and Lessee have the option to terminate this Lease and to abate the rent during the unexpired portion of this Lease effective on the date title or physical possession is taken by the condemning authority, whichever occurs first. Lessee agrees that Lessee is not entitled to any condemnation award or proceeds in lieu thereof.

8.02 Partial Taking. If a portion of the Leased Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in Section 8.01 above, Lessor shall at Lessor's sole risk and expense, restore and reconstruct the Building and other improvements on the Leased Premises to the extent necessary to make it reasonably tenantable. The rent payable under this Lease during the unexpired portion of the term will be

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adjusted to such an extent as may be fair and reasonable under the circumstances. Lessee agrees that Lessee is not entitled to any condemnation award or proceeds in lieu thereof.

ARTICLE 9.00 ASSIGNMENT OR SUBLEASE

9.01 Lessor Assignment. Lessor may sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the Leased Premises. Any such sale, transfer or assignment will release Lessor from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer.

9.02 Lessee Assignment. Lessee shall not assign, in whole or in part, this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (including without limitation by transfer of a majority interest of stock, merger, or dissolution, which transfer of majority interest of stock, merger or dissolution are deemed an assignment) or mortgage or pledge the same or sublet the Leased Premises, in whole or in part, without the prior written consent of Lessor which consent may, in Lessor's sole discretion, be withheld, and in no event will any such assignment or sublease ever release Lessee or any guarantor from any obligation or liability hereunder. No assignee or sub lessee of the Leased Premises or any portion thereof may assign or sublet the Leased Premises or any portion thereof.

9.03 Conditions of Assignment. If Lessee desires to assign or sublet all or any part of the Leased Premises, it must so notify Lessor at least thirty days in advance of the date on which Lessee desires to make such assignment or sublease. Lessee must provide Lessor with a copy of the proposed assignment or sublease and such information as Lessor might reasonably request concerning the proposed sub lessee or assignee to allow Lessor to make informed judgments as to the financial condition, reputation, operations and general desirability of the proposed sub lessee or assignee. Within fifteen days after Lessor's receipt of Lessee's proposed assignment or sublease and all required information concerning the proposed sub lessee or assignee, Lessor may, in its sole and absolute discretion, either: (1) cancel this Lease as to the Leased Premises or portion thereof proposed to be assigned or sublet; (2) consent to the proposed assignment or sublease, pursuant to a Consent Agreement on a form approved by Lessor in its sole discretion, and, if the rent due and payable by any assignee or sub lessee under any such permitted assignment or sublease (or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration or any payment incident thereto) exceeds the rent payable under this Lease for such space, Lessee shall pay to Lessor all such excess rent and other excess consideration within ten days following receipt thereof by Lessee, provided, such consent may be conditioned upon payment to Lessor of a commission upon such assignment or sublease equal to the greater of two percent (2%) of the gross rents due during the term of the sublease or remaining term of this Lease-in the case of an assignment, in either event not to exceed five years, or one-half of any commission paid to any third party broker; or (3) refuse to consent to the proposed assignment or sublease, which refusal is deemed to have been exercised unless Lessor gives Lessee written notice providing otherwise. Upon the occurrence of an event of default, if all or any part of the Leased Premises are then assigned or sublet, Lessor, in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the assignee or sub lessee all rents becoming due to Lessee by reason of the assignment or sublease, and Lessor will be entitled to a security interest in all properties on the Leased Premises to secure payment of such sums. Lessee agrees that any collection directly by Lessor from the assignee or sub lessee is not intended to constitute a notation or a release of Lessee or any guarantor from

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the further performance of its obligations under this Lease. As a condition to Lessor's review of any assignment or sublease, Lessee must deliver to Lessor a non-refundable fee of $500.00 to defer Lessor's administrative costs with respect thereto. In addition, all legal fees and expenses incurred by Lessor in connection with the review by Lessor of Lessee's requested assignment or sublease together with any legal fees and disbursements incurred in the preparation and/or review of any documentation required by the requested assignment or sublease, are the responsibility of Lessee and must be paid by Lessee within five (5) days of demand for payment thereof.

9.04 Subordination. Lessee accepts this Lease subject and subordinate to any recorded mortgage or deed of trust lien presently existing or hereafter created upon the Building or project of which the Leased Premises are a part and to all existing recorded restrictions, covenants, easements and agreements with respect to the Building and to any renewals thereof. Lessor is hereby irrevocably vested with full power and authority to subordinate Lessee's interest under this Lease to any first mortgage or deed of trust lien hereafter placed on the Leased Premises, and Lessee agrees upon demand to execute additional instruments subordinating this Lease as Lessor may require. If the interests of Lessor under this Lease are transferred by reason of foreclosure or other proceedings for enforcement of any first mortgage or deed of trust lien on the Leased Premises, Lessee is bound to the transferee (sometimes called the "Purchaser") at the option of the Purchaser, under the terms, covenants and conditions of this Lease for the balance of the term remaining, including any extensions or renewals, with the same force and effect as if the Purchaser were Lessor under this Lease, and, if requested by the Purchaser, Lessee agrees to attorn to the Purchaser, including the first mortgagee under any such mortgage if it be the Purchaser, as its Lessor. Should Purchaser elect to maintain existence of the Lease, Lessee will not be entitled to any credits as against Purchaser any prepaid rents or offsets against or credits due from Lessor.

9.05 Estoppel Certificates. Lessee agrees to furnish, from time to time, within five days after receipt of a request from Lessor, Lessor's mortgagee or any potential purchaser of the Building, a statement certifying, if applicable, the following: Lessee is in possession of the Leased Premises; the Leased Premises are acceptable; the Lease is in full force and effect; the Lease is unmodified; Lessee claims no present charge, lien, or claim of offset against rent; the rent is paid for the current month, but is not prepaid for more than one month and will not be prepaid for more than one month in advance; there is no existing default by reason of some act or omission by Lessor; and such other matters as may be reasonably required by Lessor, Lessor's mortgagee or any potential purchaser. Lessee's failure to deliver such statement, in addition to being a default under this Lease, may be deemed to establish conclusively that this Lease is in full force and effect except as declared by Lessor, that Lessor is not in default of any of its obligations under this Lease and that Lessor has not received more than one month's rent in advance. Any notice and cure provisions set forth in any other part of this Lease does not apply to a default of this Section 9.05.

ARTICLE 10.00 LIENS

10.01 Landlord's Lien. As security for payment of rent, damages and all other payments required to be made by this Lease, Lessee hereby grants to Lessor a lien upon all property of Lessee now or subsequently located upon the Leased Premises. If Lessee abandons or vacates any substantial portion of the Leased Premises or is in default in the payment of any rentals, damages or other payments required to be made by, this Lease or is in default of any other provision of this Lease, Lessor n-.ay enter upon the Leased Premises, by picking or changing locks

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if necessary, and take possession of all or any part of the personal property, and may sell all or any part of the personal property at a public or private sale, in one or successive sales, with or without notice, to the highest bidder for cash, and, on behalf of Lessee, sell and convey all or part of the personal property to the highest bidder, delivering to the highest bidder all of Lessee's title and interest in the personal property sold. The proceeds of the sale of the personal property shall be applied by Lessor toward the reasonable costs and expenses of the sale, including attorney's fees, and then toward the payment of all sums then due by Lessee to Lessor under the terms of this Lease. Any excess remaining shall be paid to Lessee or any other person entitled thereto by law.

10.02 Uniform Commercial Code. This Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of the state in which the Leased Premises are situated. Lessor, in addition to the rights prescribed in this Lease, has all of the rights, titles, liens and interests in and to Lessee's property, now or hereafter located upon the Leased Premises, which may be granted a secured party, as that term is defined, under the Uniform Commercial Code to secure to Lessor payment of all sums due and the full performance of all Lessee's covenants under this Lease. Lessee will on request execute and deliver to Lessor a financing statement for the purpose of perfecting Lessor's security interest under this Lease or Lessor may file this Lease or a copy thereof as a financing statement. Unless otherwise provided by law and for the purpose of exercising any right pursuant to this Section, Lessor and Lessee agree that reasonable notice has been given if such notice is given by ten days written notice, certified mail, return receipt requested, to Lessor or Lessee at the addresses specified herein.

ARTICLE 11.00 DEFAULT AND REMEDIES

11.01 Default by Lessee. The following are events of default by Lessee under this Lease:

(a)          Lessee fails to pay, when due, any installment of rent or any other payment required pursuant to this Lease;

(b)	Lessee vacates or abandons any substantial portion of the Leased Premises;

(c)          Lessee fails to comply with any term, provision or covenant of this Lease, other than the payment of rent;

(d) Lessee or any guarantor of Lessee's obligations hereunder files a petition or is adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law, or admits that it cannot meet its financial obligations as they become due; or a receiver or trustee is appointed for all or substantially all of the assets of Lessee or such guarantor; or Lessee or any guarantor of Lessee's obligations hereunder makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors; or

(e)          Lessee does or permits to be done any act which results in a lien being filed against the Leased Premises or the Building.

11.02 Remedies for Lessee's Default. Upon the occurrence of any event of default set forth in this Lease, Lessor is entitled to pursue any one or more of the remedies set forth herein without any notice or demand.

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(1) Without declaring the Lease terminated, Lessor may enter upon and take possession of the Leased Premises, by picking or changing locks if necessary, and lock out, expel or remove Lessee and any other person who may be occupying all or any part of the Leased Premises without being liable for any claim for damages, and relent the Leased Premises on behalf of Lessee and receive the rent directly by reason of the relenting. Lessee agrees to pay Lessor on demand any deficiency that may arise by reason of any relenting of the Leased Premises; further, Lessee agrees to reimburse Lessor for any expenditures made by it in order to relent the Leased Premises, including, but not limited to, leasing commissions, lease incentives, remodeling and repair costs.

(2) Without declaring the Lease terminated, Lessor may enter upon the Leased Premises, by picking or changing locks if necessary, without being liable for any claim for damages, and do whatever Lessee is obligated to do under the terms of this Lease. Lessee agrees to reimburse Lessor on demand for any expenses which Lessor may incur in effecting compliance with Lessee's obligations under this Lease; further, Lessee agrees that Lessor will not be liable for any damages resulting to Lessee from effecting compliance with Lessee's obligations under this Lease caused by the negligence of Lessor or otherwise.

(3) Lessor may termi1ate this Lease, in which event Lessee shall immediately surrender the Leased Premises to Lessor, and if Lessee fails to surrender the Leased Premises, Lessor may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Premises, by picking or changing locks if necessary, and lock out, expel or remove Lessee and any other person who may be occupying all or any part of the Leased Premises without being liable for any claim for damages. Lessee agrees to pay on demand the amount of all loss and damage which Lessor may suffer by reason of the termination of this Lease under this Section, including without limitation, loss and damage due to the failure of Lessee to maintain and or repair the Leased Premises as required hereunder and/or due to the inability to relent the Leased Premises on terms satisfactory to Lessor or otherwise, and any expenditures made by Lessor in order to relent the Leased Premises, including, but not limited to, leasing commissions, lease incentives, and remodeling and repair costs. In addition, upon termination Lessor may collect from Lessee the value of all future rentals required to be paid under this Lease from the date Lessor terminates the Lease until the original termination date in accordance with applicable law. Notwithstanding anything contained in this Lease to the contrary, this Lease may be terminated by Lessor only by mailing or delivering written notice of such termination to Lessee, and no other act or omission of Lessor constitutes a termination of this Lease.

(4) In the event that Lessor exercises its remedy to lock out Lessee in accordance with any provision of this Lease, Lessee agrees that no notice is required to be posted by Lessor on any door to the Leased Premises (or elsewhere) disclosing the reason for such action or any other information, and that Lessor is not obligated to provide a key to the changed lock to Lessee unless Lessee has first:

(I) brought current all payments due to Lessor under this Lease (unless Lessor has permanently repossessed the Leased Premises or terminated this Lease, in which event payment of all past due amounts do not obligate Lessor to provide a key);

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(II) fully cured and remedied to Lessor's satisfaction all other defaults of Lessee under this Lease (unless Lessee has abandoned or vacated the Leased Premises, in which event Lessor is not obligated to provide the new key to Lessee under any circumstances); and

(III) provided Lessor with additional security deposit and assurances satisfactory to Lessor that Lessee intends to and is able to meet and comply with its future obligations under this Lease, both monetary and no monetary. Lessor may, upon written request by Lessee, at Lessor's convenience, upon receipt by Lessor of an amount necessary to reimburse itself for time and expense in providing such service, and upon Lessee's execution and delivery of such waivers and indemnities as Lessor may require at Lessor's option either:

(i) escort Lessee or its specifically authorized employees or agents to the Leased Premises to retrieve personal belongings of Lessee's employees and property of Lessee that is not subject to a Security Interest provided in this Lease; or

(ii) obtain from Lessee a list of such property and arrange for such items to be removed from the Leased Premises and made available to Lessee at such place at such time as Lessor may designate, provided however, that if Lessor elects option (ii), then Lessee shall pay Lessor in cash in advance, the estimated costs that Lessor may incur upon moving and storage charges theretofore incurred by Lessor with respect to such property. THE PROVISIONS OF THIS ARTICLE ARE INTENDED TO OVERRIDE AND SUPERSEDE ANY CONFLICTING PROVISIONS OF THE TEXAS PROPERTY CODE AND ANY AMENDMENTS OR SUCCESSOR STATUTES THERETO, AND OF ANY OTHER LAW, TO THE MAXIMUM EXTENT PERMITTED BY THE LAW.

(5) Notwithstanding any other remedy set forth in this Lease, if Lessor has made rent concessions of any type or character, or waived any base rent (i.e. given free rent), and Lessee fails to take possession of the Leased Premises on the Commencement Date or otherwise defaults at any time during the term of this Lease, the rent concessions, including any waived base rent, are canceled and the amount of the base rent or other rent concessions are due and payable immediately as if no rent concessions or waiver of any base rent had ever been granted. A rent concession or waiver of the base rent will not relieve Lessee of any obligation to pay any other charge due and payable under this Lease including without limitation any sums due under Section 2.02 or 2.03 herein.

(6) If Lessor exercises any of its rights provided herein and Lessee subsequently cures such default, Lessor is entitled to receive a service charge of $500.00 from Lessee for its time and expense, in addition to any other amounts owed hereunder, prior to allowing the Lessee to reenter and reoccupy the Leased Premises.

(7) Lessee hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Lessee being evicted or dispossessed for any cause, or in the event of Lessor obtaining possession of the Leased Premises by reason of the violation by Lessee of any of the covenants and conditions of this Lease or otherwise. The rights

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given to Lessor herein are in addition to any rights that may be given to Lessor by any statute or otherwise.

ARTICLE 12.00 DEFAULT PRIOR TO COMPLETION

12.01 Condition Precedent. Lessee acknowledges that as of the date of the execution of this Lease, Lessor does not have title to the land upon which the Leased Premises will be constructed. Lessee agrees, as a condition precedent, that all of Lessor's obligations under this Lease, including the obligation to construct the. Building and improvements to be situated on the Leased Premises, are contingent upon Lessor acquiring title to the Leased Premises on terms and conditions which are, in the sole and absolute discretion of Lessor, acceptable to Lessor.

12.02 Damages. Lessee acknowledges and agrees (1) that Lessor would not purchase the Leased Premises and construct the improvements thereon except for Lessee's agreement to occupy the Leased Premises pursuant to this Lease and to pay the rent provided herein, (2) that the improvements to be constructed on the Leased Premises have been designed by Lessee for its own particular and unique use, and (3) that the Leased Premises are not suitable for use by other lessees in general. Therefore, if Lessee breaches this Lease prior to substantial completion of the improvements to be constructed by Lessor, Lessee shall pay to Lessor, as damages, all soft and hard costs (excluding the cost of the land but including all costs associated with the purchase of the land) related to the construction of the improvements situated on the Leased Premises including, without limitation, the following costs: interest on any construction loan; architects, engineers, contractors, brokers, developers, attorneys and other fees; labor and materials; insurance; security; landscaping; building permits and general overhead and expense of Lessor. If Lessee breaches this Lease prior to substantial completion of the improvements to be constructed by Lessor, Lessor may elect, in its sole and absolute discretion, to complete construction according to the Final Shell Plans and specifications (or plans and specifications as modified by Lessor, in its sole and absolute discretion), and, in such event Lessee's damages shall be limited to Lessor's soft and hard costs incurred as of the date of Lessee's breach.

ARTICLE 13.00 DEFINITIONS

13.01 Abandon. "Abandon" means the vacating of all or a substantial portion of the Leased Premises by Lessee or any approved sub lessee, whether or not Lessee or any approved sub lessee is in default of the rental payments due under this Lease.

13.02 Building. "Building" as used in this Lease means the building described in Section 1.02, including the Leased Premises and the land upon which the Building is situated.

13.03 Commencement Date. "Commencement Date" is the date set forth in Section 1.03 as the same may be adjusted pursuant to Section 6.05. The Commencement Date constitutes the commencement of the term of this Lease for all purposes, whether or not Lessee has actually taken possession.

13.04 Square Feet. "Square feet" or "square foot" as used in this Lease includes the area contained within the Leased Premises.

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ARTICLE 14.00 MISCELLANEOUS

14.01 Waiver. Failure of Lessor to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, will not constitute a waiver of the default, but Lessor has the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Pursuit of any one or more of the remedies set forth in Article 11.00 or Article 12.00 above will not preclude pursuit of any one or more of the other remedies provided elsewhere in this Lease or provided at law or in equity, nor will pursuit of any remedy constitute forfeiture or waiver of any rent or damages accruing to Lessor by reason of the violation of any of the terms, provisions or covenants of this Lease. Lessee agrees that failure by Lessor to enforce one or more of the remedies provided upon an event of default will not constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Lease.

14.02 Act of God. Lessor is not required to perform any covenant or obligation in this Lease, or be liable in damages to Lessee, so long as the performance or non-performance of the covenant or obligation is delayed, caused or prevented by Force Majeure or by Lessee.

14.03 Attorney's Fees. If Lessee defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Lessor places in the hands of an attorney the enforcement of all or any part of this Lease, the collection of any rent due or to become due or recovery of the possession of the Leased Premises, agrees to pay the no defaulting party's costs of collection, including reasonable attorney's fees for the services of the attorney, whether suit is actually filed or not.

14.04 Successors. This Lease is binding upon and inure to the benefit of Lessor and Lessee and their respective heirs, personal representatives, successors and assigns. It is hereby covenanted and agreed that should Lessor's interest in the Leased Premises cease to exist for any reason during the term of this Lease, then notwithstanding the happening of such event this Lease nevertheless will remain unimpaired and in full force and effect, and Lessee hereunder agrees to attorn to the then owner of the Leased Premises.

14.05 Rent Tax. If applicable in the jurisdiction where the Leased Premises are situated, Lessee shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Lessor by Lessee under the terms of this Lease. Any such payment must be paid concurrently with the payment of the rent, additional rent, operating expenses or other charge upon which the tax is based as set forth above.

14.06 Captions. The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any Section.

14.07 Notice. All rent and other payments required to be made by Lessee must be paid to Lessor at the address set forth in Section 1.05. All payments required to be made by Lessor to Lessee are payable to Lessee at the address set forth in Section 1.05 or at any other address within the United States as Lessee may specify from time to time by written notice. For purposes hereof, any notice or document required or permitted to be delivered by the terms of this Lease (other than delivery of rental payments) will be deemed to be delivered upon the earlier of actual

Commercial Lease – Page 21

receipt, or (whether or not actually received) three days after being deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set forth in Section 1.05, or transmission by facsimile and receipt of confirmation of successful transmission by the transmitting facsimile; provided, however, any notice given by facsimile must be followed up by notice in one of the other manners set forth herein within five (5) days thereafter. Rental payments will be deemed received upon actual receipt only. Except as specifically set forth herein, in no event will notice by facsimile transmission be proper notice under the terms of this Lease.

14.08 Submission of Lease. Submission of this Lease to Lessee for signature does not constitute a reservation of space or an option or offer to lease. This Lease is not deemed effective until execution by and delivery to both Lessor and Lessee.

14.09 Corporate Authority. If Lessee executes this Lease as a corporation, each of the persons executing this Lease on behalf of Lessee does hereby personally represent and warrant that Lessee is a duly authorized and existing corporation, that Lessee is qualified to do business in the state in which the Leased Premises are located, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. In the event any representation or warranty is false, all persons who execute this Lease shall be liable, individually, as Lessee. Lessee shall additionally deliver (1) a corporate resolution authorizing execution of this Lease and confirming the authority of those persons executing the Lease, 2) certified Articles of Incorporation and 3) a certificate of existence and good standing from the State of Texas or if Lessee is not incorporated in Texas, a certificate of existence and good standing from Lessee's state of incorporation and a certificate evidencing Lessee's authority to do business in the State of Texas.

14.10 Partnership Authority. If Lessee executes this Lease as a general or limited partnership, each person executing this Lease on behalf of Lessee does hereby personally represent and warrant that Lessee is a duly authorized and existing partnership, that, if applicable, Lessee is qualified to do business in the state where the Leased Premises are located, that the partnership has full right and authority to enter into this Lease, and that each person signing on behalf of the partnership is authorized to do so. In the event any representation or warranty is false, all persons who execute this Lease are liable, individually, as Lessee. Lessee, must additionally deliver a copy of its partnership agreement, and if a limited partnership, a copy of its certificate of limited partnership. The party executing the Lease on behalf of Lessee, if a corporate managing general partner or general partner, must additionally deliver 1) a corporate resolution authorizing execution of this Lease and confirming the authority of those executing this Lease, 2) certified Articles of Incorporation, 3) a certificate of existence and good standing from the State of Texas or if such party is not incorporated in Texas, a certificate of existence and good standing from such party's state of incorporation and a certificate evidencing such party's authority to do business in the State of Texas.

14.11 Severability. If any provision of this Lease or the application thereof to any person or circumstance is ever determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, Lessor and Lessee agree that the remainder of this Lease and the application of such provisions to other persons or circumstances will not be affected thereby and will be enforced to the greatest extent permitted by law.

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14.12 Lessor's Liability. If Lessor is in default under this Lease and, if as a consequence of such default, Lessee recovers a money judgment against Lessor, such judgment may be satisfied only out of the right, title and interest of Lessor in the Leased Premises as the same may then be encumbered and neither Lessor nor any person or entity comprising Lessor has any liability for any deficiency. In no event does Lessee have the right to levy execution against any property of Lessor nor any person or entity comprising Lessor other than its interest in the Leased Premises as herein expressly provided.

14.13 Notice to Mortgagees. Provided that Lessee has received prior written notice of the name and address of such lender, Lessee shall serve written notice of any claimed default or breach by Lessor under this Lease upon any lender which is a beneficiary under any deed of trust or mortgage against the Leased Premises, and no notice to Lessor is effective against Lessor unless such notice is served upon said lender; notwithstanding anything to the contrary contained herein, Lessee shall allow such lender the same period following lender's receipt of such notice to cure such default or breach as is afforded Lessor.

14.14 No Recordation. Lessee may not record this Lease.

14.15 Counterparts. This Lease may be executed in two or more counterparts, and it is not necessary that any one of the counterparts be executed by all of the parties hereto. Each fully or partially executed counterpart may be deemed an original, but all such counterparts taken together constitute but one and the same instrument.

14.16 Governing Law. THIS LEASE IS INTENDED BY THE PARTIES TO BE GOVERNED BY, AND CONSTRUED UNDER AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA AS APPLICABLE TO TRANSACTIONS WITHIN THE STATE OF TEXAS.

14.17 Broker. Lessee represents and warrants that Lessee has dealt with no broker except the broker which has been identified to Lessor and that, insofar as Lessee knows, no other broker negotiated this Lease or is entitled to any commission in connection herewith. Lessor agrees to indemnify and hold harmless Lessee from and against any liability or claim, whether meritorious or not, arising with respect to any broker whose claim arises by, through or on behalf of Lessor. Lessee agrees to indemnify and hold harmless Lessor from and against any liability or claim, whether meritorious or not, arising with respect to any broker whose claim arises by, through or on behalf of Lessee.

14.18 Publication. Lessee hereby agrees that Lessor has the right, but not the obligation, at no cost to Lessee, to publicize and/or advertise the execution of this Lease and the related transaction.

14.19 DTPA Waiver. LESSEE WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF LESSEE'S OWN SELECTION, LESSEE VOLUNTARILY CONSENTS TO THIS WAIVER.

14.20 Construction of Lease. Lessee declares that Lessee has read and understands all parts of this Lease, including all printed parts hereof. It is agreed that, in the construction and interpretation of the terms of this Lease, the rule of construction that a document is to be construed most strictly against the party who prepared the same shall not be applied, it being agreed that both parties hereto have participated in the preparation of the final form of this Lease. Wherever in this Lease provision is made for liquidated damages, it is because the parties hereto acknowledge and agree that the determination of actual damages (of which such liquidated damages are in lieu) is speculative and difficult to determine; the parties agree that liquidated damages herein are not a penalty.

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ARTICLE 15.00 AMENDMENT AND LIMITATION OF WARRANTIES

15.01 Entire Agreement. IT IS EXPRESSLY AGREED BY LESSEE, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO WRITTEN EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES; THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS LEASE OR TO THE EXPRESSLY MENTIONED WRITTEN EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS LEASE.

15.02 Amendment. THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY LESSOR AND LESSEE.

15.03 Limitation of Warranties. LESSOR AND LESSEE EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

ARTICLE 16.00 OTHER PROVISIONS

16.01 Exhibit Al, Exhibit C, Exhibit D and Exhibit E are attached hereto and made part of this agreement.

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ARTICLE 17.00 SIGNATURES

SIGNED this 1st day July, 1998

LESSOR	LESSEE
Today Tristar, L.P. a Texas limited partnership	American Care Source Corporation
By: Today Tristar GP, Inc., a Texas corporation, General Partner
By: /s/Sue Shelton	By: /s/Jeanne Sims
CEO /President

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AMENDMENT TO COMMERCIAL LEASE

This Amendment to Commercial Lease (this "Amendment") is made and entered into as of October 31, 1998, by and between Today Tristar, L.P., a Texas limited partnership ("Lessor'), and American Care. Source Corporation, a Delaware corporation ("Lessee") for the purposes more tiny described below.

RECITALS:

A. Lessor and Lessee are parties to that certain Commercial Lease ("Lease") dated as of July 1, 1998, wherein Lessor leased to Lessee certain premises as described in the Lease and located at Tristar Tech Center, 8080 Tristar Drive, Suite 100, Irving, Texas, Dallas County, Texas (the "Leased Premises");

B. Article 6.02(c) provides that Lessee will receive en Improvement Allowance of $12.00 psf for the construction of Lessee Improvements. The cost of Lessee Improvements exceeded the Improvement Allowance. Article 6.02(c) provides that Lessee shall pay to Lessor such Improvement Allowance Overruns within ten (10) days following receipt by Lessee of written request therefore from Lessor. Losses and lessor desire to amend the Lease to provide loran amortization of the expense overrun of the Improvement Allowance during the construction of Lessee Improvements ("Improvement Allowance Overrun").

C. Article 2.02 and 2.03 provide that Lessee is to pay additional rent comprised of taxes, assessments, insurance and operating expenses. Lessee and Lessor desire to specifically state the amount of initial estimated additional rent to be paid in accordance with the Lease.

D.	Lessee and Lessor desire to amend the Lease on the terms and conditions set forth below,

AGREEMENT:

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby amend the lease and Lessor and Lessee agree as follows:

1.	Initial Amortization

Lessor and Lessee have agreed, and do hereby agree that the Improvement Allowance Overrun is $102,842.00. Such Improvement Allowance Overrun shall be amortized on a straight line basis over the primary term of the Lease at an interest rate of nine percent (9%) per annum. Payment of such amortized Improvement Allowance Overrun shall be paid to Lessor as an increase in the Base Rent.

2.	Base Rent. Security Deposit

In order to account for the amortization of the Improvement Allowance Overrun, Base Rent shall be and hereby is amended and increased from $7,250.00 per month to $9,384.83 per month over the initial term of the Lease.

3.	Additional Rent/Operating Expenses

Lessee and Lessor agree that Lessee shall pay $1,750 per month to be paid by Lessee to Lessor as additional rent under Section 2.02 and 2.03 of the Lease; provided, however, such amounts shall adjust pursuant to the provisions in the Lease. This additional rent shall be in addition to Base Rent.

4.	Miscellaneous

a. Effect of Amendment. Except to the extent the Lease is modified by this Amendment, the remaining terms and provisions of the Lease shall remain unmodified and in full force and effect. In the event of a conflict between the terms of the Lease, and the terms of this Amendment, the terms of this Amendment shall prevail. Terms not otherwise defined herein shall have the meanings ascribed thereto in the Lease.

b. Entire Agreement. This Amendment, together with the Lease and the Amendment, embodies this entire understanding between Lessor and Lessee with respect to its subject matter and can be changed only by an instrument in writing signed by Lessor and Lessee.

c. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first set forth above.

AMERICAN CARE SOURCE CORPORATION

a Delaware corporation

LESSOR   LESSEE

TODAY KELLER SPRINGS, LP.,

a Texas limited partnership

BY:	TODAY KELLER SPRINGS GP, INC.,

a Texas corporation,

By:	-s-
Name:	Jeanne Sims
Its:	President & CEO

its General Partner

By:	-s-

Sue Shelton

Executive Vice President

SECOND AMENDMENT TO COMMERCIAL LEASE

This Second Amendment to Commercial Lease (this "Amendment") is made and entered into as of December 12, 2001, by and between Today Tristar, L.P., a Texas limited partnership ("Lessor"), and American Care Source Corporation, a Delaware corporation ("Lessee") for the purposes more fully described below.

RECITALS:

A. Lessor and Lessee are parties to that certain Commercial Lease (the "Lease") dated as of July 1, 1998; wherein Lessor leased to Lessee the Premises, as defined in the Lease;

B. The Lease was amended by that Amendment to Commercial Lease dated as of October 31, 1998 ("First Amendment") (the Lease and First Amendment are herein collectively referred to as the "Lease");

Lessee desires to expand the Leased Premises by 8,346 square feet;

D.	Lessee and Lessor desire to amend the Lease to expand the Leased Premises and adjust Base Rent accordingly.

AGREEMENT:

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby amend the Lease and Lessor and Lessee agree as follows:

1. Expansion Space.. Lessee and Lessor agree to expand the Leased Premises in the Building by 8,346 square feet as shown on Exhibit "A" attached hereto (the "Expansion Space") commencing November 1, 2001, and terminating sixty-six months thereafter. All terms and conditions of leasing the Expansion Space shall be the same as provided in the Lease except as provided herein. Lessee agrees to accept the Expansion Space in "as is" condition and there is no Improvement Allowance applicable to the Expansion Space.

2. Term. Term of the Lease is hereby extended to be coterminous with the term of the Expansion Space. The Term of the Lease and Expansion Space shall expire April 30, 2008.

3. Base Rent. Commencing November 1, 2001, Base Rent for the original Leased Premises and Expansion Space (collectively referred to as the "Leased Premises") shall be payable as follows:

November 1, 2001 -April 30, 2002	$ 9,384.83
May 1, 2002-April 30, 2008	$15,470.46

SECOND AMENDMENT TO COMMERCIAL LEASE	Page 1

DALLAS 5571942 3604.6

4.                 Miscellaneous

a.	Capitalized Terms. Terms not otherwise defined herein shall have the meanings ascribed thereto in the Lease.

b.

Effect of Amendment. Except to the extent the Lease is modified by this Amendment, the remaining terms and provisions of the Lease shall remain unmodified and in full force and effect. In the event of a conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail.

c.

Entire Agreement. This Amendment, together with the Lease, embodies this entire understanding between Lessor and Lessee with respect to its subject matter and can be changed only by an instrument in writing signed by Lessor and Lessee.

d.	Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first set forth above.

LESSOR	LESSEE:
TODAY TRISTAR, L.P.,	AMERICAN CARESOURCE CORPORATION
a Texas Limited Partnership	a Delaware Corporation

By:	TODAY TRISTAR GP, INC.	By: -s-
A Texas corporation
	Its general partner	Name: Mark Bodnar

By: -s-	Title: CEO
Sue Shelton
Executive Vice President

THIRD AMENDMENT TO

COMMERCIAL LEASE

This Third Amendment to Commercial Lease (this "Amendment") is made and entered into as of

February 28, 2002 by and between Today Tristar, L.P. a Texas Limited Partnership ("Lessor"), and American Care

Source Corporation a Delaware Corporation ("Lessee") for the purposes more fully described below.

RECITALS:

A.	Lessor and Lessee are parties to that certain Commercial Lease (the "Lease") dated as of July 1, 1998, wherein Lessor leased to Lessee the Premises, as defined in the Lease;

B.

he Lease was amended by that Amendment to Commercial Lease dated as of October 31, 1998 ("First Amendment") and further amended by that Amendment to Commercial Lease dated as of December 12, 2001 ("Second Amendment") (the Lease and the First and Second Amendments are herein collectively referred to as the "Lease");

C.	Lessee desires to change the finish-out of the 4,000 square feet shell space as per the change order attached here to; ("the Change Order")

D.	Lessor and Lessee wish to amend the Lease to amortize the cost of the Change Order and adjust the Base Rent accordingly;

AGREEMENT:

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby amend the Lease and Lessor and Lessee agree as follows:

1.	The cost of Change Order is $15,517.64. Amortized by seventy-three (73) months at ten (10%) percent is 284.59 per month.

2.	Second Amendment to Commercial Lease paragraph 3, Base Rent, of the Lease shall be and hereby is, modified and amended by deleting that provision and inserting the following in lieu thereof:

"Base Rent". Base Rent is as follows:

Term	Base Rent plus Amortization	Annual Rent,
04/01/02 - 04/30/02	$9,669.42	$116,033.04

05/01/02 - 04/30/08                                                          15,755.05$189,060.60

3.                Miscellaneous

A.	Capitalized Terms. Terms not otherwise defined herein shall have the meaning ascribed thereto in the Lease.

B.

Effect of the Amendment. Except to the extent the Lease is modified by this Amendment, the remaining terms and provisions of the Lease shall remain unmodified and in full force and effect. In the event of a conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail.

C.

Entire Agreement. This Amendment, together with the Lease, embodies this entire understanding between Lessor and Lessee with respect to its subject matter and can be changed only by an instrument in writing signed by the Lessor and Lessee.

D.	Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first set forth above.

LESSOR:	LESSEE:

a Delaware Corporation

Today Tristar, L.P.,	American Care Source Corporation

A Texas Limited Partnership

A Texas corporation,

By: Its General Partner

By: -s-

Sue Shelton
Executive Vice President
By:	-s-

Name: Mark Bodnar

Title: CEO

By:	Today Tristar, GP, Inc.

FOURTH AMENDMENT TO COMMERCIAL LEASE

This Fourth Amendment to Commercial Lease (this "Amendment") is made and entered into as of March 1, 2004 by and between Today Tristar, L.P. a Texas limited partnership ("Lessor"), and American CareSource Holdings, Inc. a Delaware Corporation ("Lessee") for the purposes more fully described below.

RECITALS:

A.	Lessor and Lessee are parties to that certain Commercial Lease (the "Lease") dated as of July 1, 1998, wherein Lessor leased to Lessee the Premises, as defined in the Lease;

B.

The Lease was amended by that Amendment to Commercial Lease dated as of October 31, 1998 ("First Amendment") and amended by that Amendment to Commercial Lease dated as of December 12, 2001 ("Second Amendment") and further amended by the Amendment to Commercial Lease dated as of February 28, 2002 ("Third Amendment") (the Lease and the First, Second and Third Amendments are herein collectively referred to as the "Lease");

C.	The Fourth Amendment to Commercial Lease is modified to recognize the reduction in the square footage from 18,346 square feet to 10,000 square feet effective March 1, 2004.

AGREEMENT:

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby amend the Lease and Lessor and Lessee agree as follows:

1.	All amounts due and payable per the Lease, including but not limited to the Promissory Note dated January 28, 2003 will be paid upon execution of this Fourth Amendment.

2.	"Base Rent". Base Rent is as follows:

Term	Base Rent plus Amortization	Annual Rent

3/01/04 - 04/30/08         $8,591.67$103,100.04 All other charges including common area maintenance, tax, and insurance remain payable per the Lease.

3.

Tenant to downsize and demise the premises to 10,000 square feet by March 1, 2004, according to the attached plans, "Exhibit A". Tenant to escrow funds in the amount of $12,627.13 payable to Today Tristar, L.P. upon execution of this lease. Landlord will pay to contractor upon completion of work, receipt of paid invoices, and receipt of signed lien releases by general and subcontractors. Tenant acknowledges receipt of the Tenant Guide to Construction. Tenant will be responsible to pay for any extra tenant finish work directly to the contractor.

4.	Miscellaneous

A.	Capitalized Terms. Terms not otherwise defined herein shall have the meaning ascribed thereto in the Lease.

B.

Effect of the Amendment. Except to the extent the Lease is modified by this Amendment, the remaining terms and provisions of the lease shall remain unmodified and in full force and effect. In the event of a conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail.

C.

Entire Agreement. This Amendment, together with the Lease, embodies this entire understanding between Lessor and Lessee with respect to its subject matter and can be changed only by an instrument in writing signed by the Lessor and Lessee.

D.	Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same Amendment.

LESSOR:

LESSEE:

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first set forth above.

Today Tristar, L.P.,	American CareSource Holdings, Inc.
Texas Limited Partnership	a Delaware Corporation

By:	Today Tristar GP, Inc.	By: -s-
A Texas corporation
	Its general partner	Name: Robert Prosek

By: -s-	Title: CEO
Sue Shelton
Executive Vice President